                                                                    EXHIBIT 99.2

[LOGO OF KBW]                                                             [LOGO]
                            CHARLES WEBB & COMPANY
                                a Division of

                         KEEFE, BRUYETTE & WOODS, INC.




TO MEMBERS AND FRIENDS OF PULASKI BANK AND PULASKI BANCSHARES, M.H.C.
--------------------------------------------------------------------------------

Charles Webb & Company, a Division of Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc. ("NASD"), is pleased to announce that Pulaski Bancshares, M.H.C. is converting to stock form and Pulaski Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company named Pulaski Financial Corp. (the "Holding Company"). In conjunction with the conversion the Holding Company for the Bank, is offering shares of common stock in a subscription offering and direct community offering to certain depositors and borrowers of the Bank, the Bank's Employee Stock Ownership Plan, and members of the general public pursuant to a Plan of Conversion and Agreement and Plan of Reorganization.

At the request of the Holding Company, we are enclosing materials explaining the conversion and your opportunity to invest in shares of the Holding Company's common stock. Please read the enclosed prospectus carefully. The Holding Company has asked us to forward these documents to you in view of certain requirements of the securities laws in your state.

If you have any questions, please visit our Stock Information Center at 12300 Olive Boulevard, St. Louis, Missouri or feel free to call the Stock Information Center at (314) 878-5200.


Very truly yours,



Charles Webb & Company
a Division of Keefe, Bruyette & Woods, Inc.



THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.




-------------------Investment Bankers and Financial Advisors--------------------

         (RECEIPT OF ORDER LETTER PULASKI FINANCIAL CORP. LETTERHEAD)


DATE

NAME

ADDRESS                               TAX I.D. NUMBER XXX-XX-XXX

CITY, STATE, ZIP


                               RECEIPT OF ORDER


This letter is to acknowledge receipt of your order to purchase common stock offered by Pulaski Financial Corp. Please check the following information carefully to ensure that we have entered your order correctly. Your order has been assigned a prioritized category described below. Acceptance of your order and the shares of stock you actually receive will be subject to the allocation provisions of the Plan of Conversion, as well as other conditions and limitations described in the Prospectus.

Our records indicate the following:

  Number of Shares Ordered:    _________

  Purchase Price Per Share:      $10.00


  Total Order Amount:          $________



  Date Order Received:         __/__/__


  Order Number:                _________

  Category Assigned:           _________


     Category Description
     --------------------

        1. Eligible Account Holders - Depositors as of March 31, 1997 with $50.00 or more on deposit
        2.      Employee Stock Ownership Plan (ESOP)
        3.      Supplemental Eligible Account Holders - Depositors as of
                June 30, 1998 with $50.00 or more on deposit
        4. Other Eligible Members Depositors as of July 31, 1998 and borrowers of the Bank as of May 11, 1994 whose loans continue to be outstanding as of July 31, 1998.
        5.      Public Stockholder of the Bank
        6. Local Community Permanent resident of St. Louis, Missouri; St. Charles, Jefferson, Franklin and St. Louis Counties, Missouri; and Jersey, St. Clair, Monroe and Madison Counties, Illinois.
        7.      General Community

If this does not agree with your records or if you have any questions, please call our Stock Information Center at (314) 878-5200. Thank you for your order.

Sincerely,


William A. Donius
President

Date


Dear Member:

We are pleased to announce that Pulaski Bancshares, M.H.C. is converting to stock form and Pulaski Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company (the "Conversion and Reorganization"). In conjunction with the Conversion and Reorganization, Pulaski Financial Corp. (the "Holding Company"), the newly-formed corporation that will serve as a holding company for the Bank, is offering shares of common stock in a subscription offering and direct community offering to certain depositors and borrowers of the Bank, to the Bank Employee Stock Ownership Plan, and members of the general public, pursuant to a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion").

Unfortunately, the Holding Company is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of the Holding Company.

However, you have the right to vote on the Plan of Conversion at the Special Meeting of Members on September 28, 1998. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which is provided solely as an accompaniment to the Proxy Statement) and a return envelope for your proxy card.

I invite you to attend the Special Meeting on September 28, 1998. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,



William A. Donius
President



THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

Dear Friend:

We are pleased to announce that Pulaski Bancshares, M.H.C. is converting to stock form and Pulaski Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company anmed Pulaski Financial Corp. (the "Holding Company"). In conjunction with the conversion the Holding Company is offering shares of common stock in a subscription offering and direct community offering to certain depositors and borrowers of the Bank, the Bank's Employee Stock Ownership Plan, and members of the general public pursuant to a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion").

Because we believe you may be interested in learning more about the Holding Company's common stock as a potential investment, we are sending you the following materials that describe the stock offering. Please read these materials carefully before you submit a Stock Order and Certification Form.

        . PROSPECTUS: This document provides detailed information about the operations of the Holding Company, the Bank and the proposed stock offering.

        . QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

        . STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Central Time, on September 18, 1998.

You have the opportunity to buy stock directly from the Holding Company without commission or fee. If you have additional questions regarding the Plan of Conversion and stock offering, please call us at (314) 878-5200 Monday through Friday 8:30 a.m. to 5:00 p.m., or stop by the Stock Information Center at 12300 Olive Boulevard, St. Louis, Missouri.

We are pleased to offer you this opportunity to become a charter shareholder of Pulaski Financial Corp.

Sincerely,



William A. Donius
President

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Dear Member:

We are pleased to announce that Pulaski Bancshares, M.H.C. (the "MHC") is converting to stock form and Pulaski Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company named Pulaski Financial Corp. (the "Holding Company"). In conjunction with conversion the holding company is offering shares of common stock in a subscription offering and direct community offering to certain depositors and borrowers of the Bank, the Bank's Employee Stock Ownership Plan, and members of the general public pursuant to a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion").

To accomplish the Conversion and Reorganization, we need your participation in an important vote. Enclosed is a proxy statement describing the Plan of Conversion and your voting and subscription rights. The Plan of Conversion has been approved by the Office of Thrift Supervision and now must be approved by you. YOUR VOTE IS VERY IMPORTANT.

Enclosed, as part of the proxy material, is your proxy card. This proxy card should be signed and returned to us prior to the Special Meeting of Members on September 28, 1998. Please take a moment to sign the enclosed proxy card and return it to us in the postage-paid envelope provided. FAILURE TO VOTE HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN OF CONVERSION.

The Boards of Directors of the MHC and the Bank believe that the conversion is in the best interests of the MHC and its members and the Bank and its stockholders. Please remember:

        . Your deposit accounts at the Bank will continue to be insured up to the maximum legal limit by the Federal Deposit Insurance Corporation ("FDIC").

        . There will be no change in the balance, interest rate, or maturity of any deposit or loan accounts because of the conversion.

        . You have a right, but no obligation, to buy stock before it is offered to the public.

        . Like all stock, stock issued in this offering will not be insured by the FDIC.

Enclosed are materials describing the stock offering, including a Prospectus. We urge you to read the Prospectus carefully before submitting your Stock Order and Certification Form. If you are interested in purchasing common stock, you must submit your Stock Order and Certification Form and payment prior to 12:00 Noon, Central Time, on September 18, 1998.

If you have additional questions regarding the stock offering, please call us at
(314) 878-5200, Monday through Friday 8:30 a.m. to 5:00 p.m., or stop by the Stock Information Center located at 12300 Olive Boulevard, St. Louis, Missouri.

Sincerely,


William A. Donius
President

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

   (Stockholder Letter Street holders - 2nd mailing-Pulaski Bank Letterhead)



Dear Stockholder:

Under separate cover on this date, we forwarded to you information regarding the Plan of Conversion and Agreement and Plan of Reorganization of Pulaski Bank (the "Bank") and Pulaski Bancshares, M.H.C. (the "MHC") and the concurrent offering of common stock by Pulaski Financial Corp. (the "Holding Company").

As a result of certain requirements, we could not forward a Stock Order and Certification Form with the other packet of materials. They are enclosed herein.

The deadline for ordering the Holding Company's common stock is at 12:00 Noon, Central Time, on September 18, 1998.

Should you have additional questions regarding the conversion and stock offering, please call the Stock Information Center at (314) 878-5200, Monday through Friday from 8:30 a.m. to 5:00 p.m., Central Time, or stop by the Stock Information Center at 12300 Olive Boulevard, St. Louis, Missouri.


Sincerely,



William A. Donius
President



THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

         (Stockholder Letter STREET HOLDERS- Pulaski Bank letterhead)


Dear Stockholder:

We are pleased to inform you that the Boards of Directors of Pulaski Bank (the "Bank") and Pulaski Bancshares, M.H.C. (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion") whereby the MHC will convert to stock form and the Bank will be reorganized as a wholly-owned subsidiary of a newly-formed stock holding company named Pulaski Financial Corp. (the "Holding Company"). Pursuant to the Plan of Conversion, stockholders of the Bank (other than the MHC) will be issued shares of common stock of the Holding Company in exchange for their shares of the Bank common stock (the "Exchange"). In addition to the shares of common stock to be issued in the Exchange, the Company is also offering shares of common stock to the MHC's members, the Bank's stockholders and members of the public. Consummation of the Plan of Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the stockholders of the Bank and (iii) regulatory approval.

We are asking stockholders of the Bank as of July 31, 1998, the voting record date, to vote FOR the Plan of Conversion. If you and/or members of your family hold stock in different names, you may receive more than one proxy mailing. Please vote all proxy cards received and return them today in the enclosed postage-paid envelope. Your vote FOR the Plan of Conversion will not obligate you to buy any stock in the conversion. A Proxy Statement relating to the conversion is enclosed.

We have enclosed the following materials which will help you learn more about investing in the Holding Company's common stock. Please read and review the materials carefully before making an investment decision.

        . PROSPECTUS: This document provides detailed information about the operations of the Holding Company, the Bank and the proposed stock offering.

        . QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offering are found in this pamphlet.

        . STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Central Time, on September 18, 1998. YOU MAY OBTAIN A STOCK ORDER AND CERTIFICATION FORM FROM YOUR BROKER OR BY CONTACTING THE STOCK INFORMATION CENTER.

We are inviting our loyal depositors, existing stockholders, and local community members to become stockholders of the Holding Company. Through this offering you have the opportunity to buy stock directly from the Holding Company without commission or fee.

Should you have additional questions regarding the conversion and stock offering, please call the Stock Information Center at (314) 878-5200, Monday through Friday 8:30 a.m. to 5:00 p.m. or stop by the Stock Information Center at 12300 Olive Boulevard, St. Louis, Missouri.

Sincerely,



William A. Donius
President

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

       (Stockholder Letter REGISTERED HOLDERS- Pulaski Bank letterhead)


Dear Stockholder:

We are pleased to inform you that the Boards of Directors of Pulaski Bank (the "Bank") and Pulaski Bancshares, M.H.C. (the "MHC") have adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion") whereby the MHC will convert to stock form and the Bank will be reorganized as a wholly-owned subsidiary of a newly-formed stock holding company named Pulaski Financial Corp. (the "Holding Company"). Pursuant to the Plan of Conversion, stockholders of the Bank (other than the MHC) will be issued shares of common stockof the Holding Company in exchange for their shares of the Bank common stock (the "Exchange"). In addition to the shares of common stock to be issued in the Exchange, the Company is also offering shares of common stock to the MHC's members, the Bank's stockholders and members of the public. Consummation of the Plan of Conversion is subject to (i) the approval of the members of the MHC, (ii) the approval of the stockholders of the Bank and (iii) regulatory approval.

We are asking stockholders of the Bank as of July 31, 1998, the voting record date, to vote FOR the Plan of Conversion. If you and/or members of your family hold stock in different names, you may receive more than one proxy mailing. Please vote all proxy cards received and return them today in the enclosed postage-paid envelope. This will not prevent you from voting in person at the meeting, but will assure that your vote is counted if you are unable to attend. Your vote FOR the Plan of Conversion will not obligate you to buy any stock in the conversion. A Proxy Statement relating to the conversion is enclosed.

We have enclosed the following materials which will help you learn more about investing in the Holding Company's common stock. Please read and review the materials carefully before making an investment decision.

        . PROSPECTUS: This document provides detailed information about the operations of the Holding Company, the Bank and the proposed stock offering.

        . QUESTIONS AND ANSWERS BROCHURE: Key questions and answers about the stock offering are found in this pamphlet.

        . STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by signing and returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Central Time, on September 18, 1998.

We invite our loyal customers, existing stockholders and local community members to become charter stockholders of the Holding Company. Through this offering you have the opportunity to buy stock directly from the Holding Company without commission or fee.

Should you have additional questions regarding the Conversion and Reorganization and stock offering, please call the Stock Information Center at (314) 878-5200, Monday through Friday 8:30 a.m. to 5:00 p.m., or stop by the Stock Information Center at 12300 Olive Bouelvard, St. Louis, Missouri.

Sincerely,



William A. Donius
President

THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

Date


Dear Prospective Investor:

We are pleased to announce that Pulaski Bancshares, M.H.C. is converting to stock form and Pulaski Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock holding company named Pulaski Financial Corp. (the "Holding Company"). In conjunction with the conversion the Holding Company is offering shares of common stock in a subscription offering and direct community offering. The sale of stock in connection with the conversion will enable the Bank to raise additional capital to support and enhance its current operations.

We have enclosed the following materials that will help you learn more about the stock offering of the Holding Company. Please read and review the materials carefully before you submit a Stock Order and Certification Form.

        . PROSPECTUS: This document provides detailed information about the operations of the Holding Company, the Bank and the proposed stock offering.

        . QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found in this pamphlet.

        . STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Central Time, on September 18, 1998.

We invite our loyal customers and local community members to become charter shareholders of the Holding Company. Through this offering you have the opportunity to buy stock directly from the Holding Company, without commission or fee. The board of directors and management of the Bank and the MHC fully support the stock offering.

If you have additional questions regarding the Conversion and Reorganization and stock offering, please call us at (314) 878-5200, Monday through Friday 8:30 a.m. to 5:00 p.m., or stop by the Stock Information Center located at 12300 Olive Boulevard, St. Louis, Missouri.

Sincerely,



William A. Donius
President



THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

                   FACTS ABOUT CONVERSION AND REORGANIZATION

The Boards of Directors of Pulaski Bank, ("Pulaski Bank" or the "Bank") and Pulaski Bancshares, M.H.C. (the "MHC") unanimously adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan") to convert the MHC to stock form and reorganize Pulaski Bank as a wholly-owned subsidiary of a newly-formed stock company (the "Conver-sion").

This brochure answers some of the most frequently asked questions about the Plan and about your opportunity to invest in Pulaski Financial Corp., (the "Holding Company" or "Pulaski Financial"), the newly formed company that will serve as the holding company for Pulaski Bank following the Conversion.

Investment in the stock of the Holding Company involves certain risks. For a discussion of these risks, other factors, and a complete description of the stock offering, investors are urged to read the accompanying Prospectus, especially the discussion under the heading "Risk Factors".

WHY IS PULASKI BANK CONVERTING TO THE STOCK HOLDING COMPANY STRUCTURE?
--------------------------------------------------------------------------------
The stock holding company structure is a more common form of ownership than the mutual holding company structure and offers the ability to diversify the Bank's business activities. The Conversion will increase both the capital base of the Bank and the number of outstanding shares, which will increase the likelihood of the development of an active and liquid market for the common stock of the Holding Company.


WILL THE PLAN AFFECT ANY OF MY DEPOSIT ACCOUNTS OR LOANS?
--------------------------------------------------------------------------------
No. The Plan will not effect the balance or terms of any savings account or loan, and your deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit. YOUR SAVINGS ACCOUNT IS NOT BEING CONVERTED TO STOCK.


WHO IS ELIGIBLE TO PURCHASE STOCK IN THE SUBSCRIPTION OFFERING AND DIRECT COMMUNITY OFFERING?
--------------------------------------------------------------------------------
Depositors and borrowers of Pulaski Bank as of certain dates, the Bank's Employee Stock Ownership Plan, Pulaski Bank's public shareholders and certain members of the general public, subject to the priorities described in the Prospectus.


HOW MANY SHARES OF STOCK ARE BEING OFFERED AND AT WHAT PRICE?
--------------------------------------------------------------------------------
Pulaski Financial is offering up to 6,900,000 shares of common stock, subject to adjustment up to 7,935,500 shares, at a price of $10.00 per share through the Prospectus.


I AM AN EXISTING STOCKHOLDER.  HOW WILL MY STOCK BE TREATED?
--------------------------------------------------------------------------------
The outstanding shares of common stock of the Bank will be exchanged for shares of common stock of the Holding Company. Depending upon where the offering closes in the Estimated Valuation Range, each share of Bank common stock will be converted into 2.9456 to 3.9852 shares of the Holding Company common stock.


HOW MANY SHARES MAY I BUY?
--------------------------------------------------------------------------------
The minimum order is 25 shares. No person may purchase more than 40,000 shares. No person, either alone or with associates or persons acting in concert, may purchase shares in an amount that when combined with shares received in exchange for Bank common stock, exceeds 125,000 shares.


DO MEMBERS HAVE TO BUY SHARES OF STOCK?
--------------------------------------------------------------------------------
No. However, if a member of the MHC is also a stockholder of the Bank, his or her shares of Bank stock will be converted automatically into shares of Holding Company common stock.


HOW DO I ORDER SHARES?
--------------------------------------------------------------------------------
You must complete the enclosed Stock Order Form and Certification Form. Instructions for completing your Stock Order and Certification Form are contained in this packet. Your order must be received by 12:00 Noon, Central Time, on September 18, 1998.


HOW MAY I PAY FOR MY SHARES?
--------------------------------------------------------------------------------
First, you may pay by check, cash or money order. Interest will be paid by Pulaski Bank on these funds at the current passbook rate from the day the funds are received until the completion or termination of the conversion. Second, you may authorize us to withdraw funds from your Pulaski Bank account or certificate of deposit for the amount of funds you specify for payment. You will not have access to these funds from the day we receive your order until completion or termination of the conversion. Pulaski Bank will waive any early withdrawal penalties on certificate accounts used to purchase stock.


CAN I PURCHASE SHARES USING FUNDS IN MY PULASKI BANK IRA ACCOUNT?
--------------------------------------------------------------------------------
Yes, but special arrangements must be made before you may do so. Please call our Stock Information Center for additional information at least one week before the Expiration Date. The Bank will waive the early withdrawal penalty for IRAs.

WILL THE STOCK BE INSURED?
--------------------------------------------------------------------------------
No. Like any other common stock, the Holding Company's common stock will not be insured.


WILL DIVIDENDS BE PAID ON THE STOCK?
--------------------------------------------------------------------------------
The Board of Directors of the Holding Company intends to pay cash dividends on the common stock following consummation of the conversion. However no assurances can be given that such dividends will be paid, or if paid, will continue.


HOW WILL THE STOCK BE TRADED?
--------------------------------------------------------------------------------
The Company has received conditional approval to list the common stock on the Nasdaq National Market System under the symbol "PULB". However, no assurance can be given that an active and liquid market will develop or, if developed, will be maintained.


MUST I PAY A COMMISSION?
--------------------------------------------------------------------------------
No. You will not be charged a commission or fee on the purchase of common stock in the conversion.


SHOULD I VOTE?
--------------------------------------------------------------------------------
Yes.  Your "YES" vote is very important!

                 PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!


WHY DID I GET SEVERAL PROXY CARDS?
--------------------------------------------------------------------------------
If you have more than one account, you could receive more than one proxy card for the MHC's Special Meeting of Members, depending on the ownership structure of your accounts. If you own shares of common stock of the Bank in more than one account, you could receive more than one proxy card for the Bank's Special Meeting of Stockholders.


HOW MANY VOTES DO I HAVE?
--------------------------------------------------------------------------------
Your proxy card(s) show(s) the number of votes you have. Every member of the MHC entitled to vote may cast one vote for each $100, or fraction thereof, on deposit at the Bank as of the voting record date, up to a maximum of 1,000 votes. Each stockholder of the Bank is entitled to cast one vote for each share held as of the voting record date. These voting rights are established by the respective charter of the MHC and the Bank.

MAY I VOTE IN PERSON AT THE SPECIAL MEETING OF MEMBERS AND/OR THE MEETING OF STOCKHOLDERS?
--------------------------------------------------------------------------------
Yes, but we would still like you to sign and mail your proxy today. If you decide to revoke your proxy you may do so by giving notice at the appropriate meeting.


FOR ADDITIONAL INFORMATION YOU MAY CALL OUR STOCK INFORMATION CENTER BETWEEN 9:00 A.M. AND 5:00 P.M. MONDAY THROUGH FRIDAY.


--------------------------------------------------------------------------------
                           STOCK INFORMATION CENTER
                                (314) 878-5200
--------------------------------------------------------------------------------

                            PULASKI FINANCIAL CORP.

                             12300 Olive Boulevard
                           St. Louis, Missouri 63141




                     STOCK OFFERING QUESTIONS AND ANSWERS



                            PULASKI FINANCIAL CORP.



THE STOCK OFFERED IN THE CONVERSION IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY STOCK. THE OFFER WILL BE MADE ONLY BY THE PROSPECTUS.

                       (Dear Stockholder Dark blue sky)


Date


Dear Shareholder:

We are pleased to announce that Pulaski Bancshares, M.H.C. is converting to stock form and Pulaski Bank (the "Bank") is reorganizing as a wholly-owned subsidiary of a newly-formed stock corporation (the "Conversion and Reorganization"). In conjunction with the Conversion and Reorganization, Pulaski Financial Corp., (the "Holding Company"), the newly-formed corporation that will serve as the holding company for the Bank, is offering shares of common stock in a subscription offering and direct community offering.

Unfortunately, the Holding Company is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of the Holding Company.

However, you have the right to vote on the Plan of Conversion and Agreement and Plan of Reorganization at the Special Meeting of Members on September 28, 1998. Therefore, enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which is provided solely as an accompaniment to the Proxy Statement) and a return envelope for your proxy card.

I invite you to attend the Special Meeting on September 28, 1998. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,



William A. Donius
President



THE SHARES OF COMMON STOCK BEING OFFERED IN THE CONVERSION AND REORGANIZATION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                            PULASKI FINANCIAL CORP.
            Stock Ownership Guide and Stock Order Form Instructions

STOCK ORDER FORM INSTRUCTIONS
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ITEM 1 AND 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase for any person is 40,000 shares. In addition, no person, either alone or together with associates or persons acting in concert, may purchase shares in an amount that when combined with shares received in exchange for Bank common stock, exceeds 125,000 shares. Pulaski Financial Corp. reserves the right to reject the subscription of any order received in the Direct Community Offering, if any, in whole or in part.

ITEM 3 - Payment for shares may be made in cash (only if delivered by you in person), by check, bank draft or money order payable to Pulaski Financial Corp. DO NOT MAIL CASH. Your funds will earn interest at Pulaski Bank's current passbook rate.

ITEM 4 - To pay by withdrawal from a savings account or certificate at Pulaski Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Pulaski Bank will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s) for the amount(s) you show. Payments will remain in account(s) until the stock offering closes. If a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at the passbook rate.

ITEM 5 - Please check this box to indicate whether you are a director, officer or employee of Pulaski Bank or a member of such person's immediate family

ITEM 6 - Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.

ITEM 7 - Please check the appropriate box if you were:
         a) A depositor with $50.00 or more on deposit at Pulaski Bank as of March 31, 1997. Enter information below for all deposit accounts that you had at Pulaski Bank on March 31, 1997.

         b) A depositor with $50.00 or more on deposit at Pulaski Bank as of June 30, 1998, but is not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Pulaski Bank on June 30, 1998.

         c) A depositor at Pulaski Bank as of July 31, 1998, but are not an Eligible Account Holder or Supplemental Eligible Account Holder or a borrower of Pulaski Bank as of May 11, 1994 whose loan continues to be outstanding as of July 31, 1998, but are not an Eligible Account Holder or Supplemental Eligible Account Holder.

         d)     A shareholder of Pulaski Bank as of July 31, 1998.

         e) A permanent resident of St. Louis, Missouri; St. Charles, Jefferson, Franklin and St. Louis Counties, Missouri; and Jersey, St. Clair, Monroe and Madison Counties, Illinois.

         f)     General Community

ITEM 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Pulaski Financial Corp. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we can not execute you order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Subscription rights are not transferable. If you are a qualified member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

STOCK OWNERSHIP GUIDE
--------------------------------------------------------------------------------
INDIVIDUAL - The Stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership

JOINT TENANTS - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

TENANTS IN COMMON - Tenants in common may also identify two or more owners.
When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

UNIFORM GIFT TO MINORS - For residents of many states, stock may by held in the name of a custodian for the benefit of a minor under the Uniform Gift to Minors Act. For residents in other states, stock may be held in a similar type of ownership under the Uniform Transfer to Minors Act of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line. USE THE MINOR'S SOCIAL SECURITY NUMBER.

CORPORATION/PARTNERSHIP - Corporation/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in the legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

INDIVIDUAL RETIREMENT ACCOUNT - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a prearranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Pulaski Bank does not offer a self-directed IRA. Please contact the Stock Information Center if you have any questions about your IRA account.

FIDUCIARY/TRUST - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker , donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.